EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



Antenna Products Corporation
Incorporated in the State of Texas

Thirco, Inc.
Incorporated in the State of Delaware

Tumche Corp. (fka Phazar Aerocorp Inc.)
Incorporated in the State of Texas

Phazar Antenna Corp.
Incorporated in the State of Delaware